                                                                    EXHIBIT 10.4

                              DATAMAX CORPORATION

                              EMPLOYMENT AGREEMENT
                              --------------------


     THIS AGREEMENT is made as of February 23, 1997, between Datamax Corporation, a Delaware corporation (the "Company"), and Marvin A. Davis ("Executive").

     In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.  Employment; Signing Bonus.

     (a) The Company shall employ Executive, and Executive hereby accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning as of the date hereof and ending as provided in paragraph 5 hereof (the "Employment Period").

     (b) Upon the execution and delivery of this Agreement by the Company and Executive, the Company shall pay Executive a bonus of $100,000 (the "Signing Bonus").

     (c) Immediately after the execution and delivery of this Agreement by the Company, Executive shall resign his position with Galef, Grisanti & Goldress.

     2.  Position and Duties.

     (a) During the Employment Period, Executive shall serve as the Chief Executive Officer of the Company and shall have the normal duties, responsibilities and authority of the Chief Executive Officer, subject to the power of the Company's Board of Directors (the "Board") to expand or limit such duties, responsibilities and authority and to override actions of officers of the Company. Subject to the powers of the Board, during the Employment Period, Executive shall have the authority to manage the Company's day-to-day business and conduct its operations and shall perform, on behalf of the Company, all duties and services as are customarily incident to the position of Chief Executive Officer.

     (b) During the Employment Period, Executive shall report to the Board and devote his best efforts and his full business time and attention (except for permitted vacation periods and reasonable periods of illness or other incapacity) to the business and affairs of the Company and its Subsidiaries. Executive shall perform his duties and responsibilities to the Company and its Subsidiaries hereunder to the best of his abilities in a diligent, trustworthy, businesslike and efficient manner. Notwithstanding anything to the contrary contained herein, during the Employment Period, Executive may (i) continue to give speeches and make presentations on business topics to the same extent Executive currently gives speeches and makes presentations, (ii) serve on the advisory board of the Paladin Fund and perform duties incident thereto, provided that Executive does not participate as an active manager of the Paladin Fund, and (iii) serve on other advisory boards and other boards of directors as approved by the Board from time to time and perform duties incident thereto, in each case so long as such activities do not conflict in any material respect with Executive's performance hereunder.

     (c) For purposes of this Agreement, "Subsidiaries" shall mean any corporation or other entity of which the securities or other ownership interests having the voting power to elect a majority of the board of directors or other governing body are, at the time of determination, owned by the Company, directly or through one of more Subsidiaries.

     3.  Compensation and Benefits.

     (a) During the Employment Period, Executive's base salary shall be $500,000 per annum or such higher rate as the Board may designate from time to time (the "Base Salary"), which salary shall be payable in regular installments in accordance with the Company's general payroll practices. The Base Salary shall be reviewed at least annually by the Board and shall be subject to upward adjustment at the sole discretion of the Board.

     (b) During the Employment Period, Executive shall be entitled to participate in all of the Company's employee benefit programs for which senior executive employees of the Company and its Subsidiaries are generally eligible, and Executive shall be entitled to four weeks of paid vacation each year, which if not taken during any year may not be carried forward to any subsequent year.

     (c) During the Employment Period, the Company shall reimburse Executive for all reasonable expenses incurred by him in the course of performing his duties and responsibilities under this Agreement which are consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company's requirements with respect to reporting and documentation of such expenses.

     (d) In addition to the foregoing, during the Employment Period, the Company shall reimburse Executive for all reasonable expenses incurred by him in connection with (i) commuting to Orlando from his permanent residence in Georgia or his summer residence in New York up to five times during each month, (ii) renting an apartment in Orlando, Florida for a cost not to exceed $2,000 per month, and (iii) renting or leasing an automobile in Orlando, Florida for a cost not to exceed $1,000 per month, in each case subject to the Company's requirements with respect to reporting and documentation of such expenses.

     (e) For each fiscal year of the Company ending during the Employment Period, Executive shall be entitled to receive an annual performance bonus (the "Performance Bonus") based upon the Company's achievement of the annual plan adopted by the Board for each such fiscal year. For each such year, the Company shall pay Executive a Performance Bonus of $150,000 if the Company achieves 100% or more of the annual plan or a bonus in an amount determined at the discretion of the Board on the same basis as other upper-level executives if the Company achieves less than 100% of the annual plan. The Performance Bonus (if any) payable for each fiscal year shall be paid by the Company to Executive within 30 days after the completion of the audit of the Company's financial statements for such fiscal year.

     (f) All amounts payable to Executive hereunder shall be subject to customary withholding by the Company.

     4. Board Membership. With respect to all regular elections of directors during the Employment Period, the Company shall nominate, and use its reasonable efforts to cause the election of, Executive to serve as a member of the Board. Upon the termination of the Employment Period, Executive shall resign as a director of the Company and its Subsidiaries, as the case may be.

     5.  Term.

     (a) The Employment Period shall terminate on December 31, 1999 (the "Expiration Date"). Notwithstanding the foregoing, (i) the Employment Period shall terminate prior to the Expiration Date immediately upon Executive's resignation, death or permanent mental or physical disability or incapacity (as determined by the Board in its good faith judgment), and (ii) the Employment Period may be terminated by the Company at any time prior to the Expiration Date for Cause (as defined below) or without Cause. Notwithstanding any provision in this Agreement to the contrary, if requested by the Company, Executive shall not resign and shall remain Chief Executive Officer of the Company under the terms of this Agreement for the one year period following a Sale of the Company and, if necessary, the Employment Period shall be extended accordingly. "Sale of the Company" means a merger or consolidation effecting a change in control of Datamax International Corporation, a Delaware corporation (the "Parent") or the Company, a sale of all or substantially all of the Parent's or the Company's assets or a sale of a majority of the Parent's of the Company's outstanding voting securities except in connection with a public offering under the Securities Act of 1933, as amended.

     (b) If the Employment Period is terminated by the Company without Cause, Executive shall be entitled to receive his Base Salary through the end of the Employment Period then in effect (the "Severance Period"), if and only if Executive has not breached the provisions of paragraphs 6, 7 and 8 hereof. The Base Salary payable to Executive pursuant to this paragraph 5(b) shall be payable in the same periodic installments as it would have if the Employment Period had not been terminated and shall be reduced by 50% the amount of any compensation Executive receives or earns with respect to any other employment during the Severance Period. Upon request from time to time, Executive shall furnish the Company with a true and complete certificate specifying any such compensation received or earned by him during the Severance Period.

     (c) If the Employment Period is terminated by the Company for Cause or by reason of Executive's resignation, death or disability or incapacity, or if the Employment Period expires and is not renewed or extended, Executive shall be entitled to receive his Base Salary only through the date of termination or expiration.

     (d) Except as otherwise provided under paragraph 5(b) during the Severance Period, all of Executive's rights to salary, bonuses, fringe benefits and other compensation hereunder which accrue or become payable after the termination or expiration of the Employment Period shall cease upon such termination or expiration. The Company may offset any amounts Executive owes it, the Parent or their Subsidiaries against any amounts the Company owes Executive hereunder.

     (e) For purposes of this Agreement, "Cause" shall mean (i) the commission of a felony or a crime involving moral turpitude or the commission of any other act or omission involving dishonesty, disloyalty or fraud with respect to the Company, the Parent or any of their Subsidiaries or any of their customers or suppliers, (ii) chronic drug or alcohol abuse causing the Company, the Parent or any of their Subsidiaries substantial harm, (iii) gross negligence or willful misconduct with respect to the Company, the Parent or any of their Subsidiaries or (iv) failure to perform duties as reasonably directed by the Board or any other material breach of this Agreement which is not cured to the Board's reasonable satisfaction within 15 days after written notice thereof to Executive.

     6. Confidential Information. Executive acknowledges that the information, observations and data obtained by him while employed by, or retained as a consultant to, the Company and its Subsidiaries concerning the business or affairs of the Company, the Parent or any of their Subsidiaries ("Confidential Information") are the property of the Company, the Parent and their Subsidiaries. Therefore, Executive agrees that he shall not disclose to any unauthorized person or use for his own purposes any Confidential Information without the prior written consent of the Board, unless and to the extent that the Confidential Information becomes generally known to and available for use by the public other than as a result of Executive's acts or omissions. Executive shall deliver to the Company at the termination or expiration of the Employment Period, or at any other time the Company may reasonably request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) embodying or relating to the Confidential Information, Work Product (as defined below) or the business of the Company, the Parent or their Subsidiaries which he may then possess or have under his control.

     7. Inventions and Patents. Executive acknowledges that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether or not patentable) which relate to the Company's or any of its Subsidiaries' actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by Executive while employed by the Company and its Subsidiaries ("Work Product") belong to the Company or such Subsidiary. Executive shall promptly disclose such Work Product to the Board and, at the Company's expense, perform all actions reasonably requested by the Board (whether during or after the Employment Period) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

     8.  Non-Compete, Non-Solicitation.

     (a) In further consideration of the compensation to be paid to Executive hereunder, Executive acknowledges that in the course of his employment with the Company and its Subsidiaries he shall become familiar with the Company's trade secrets and with other Confidential Information concerning the Company, the Parent and their Subsidiaries and that his services have been and shall be of special, unique and extraordinary value to the Company and its Subsidiaries.

Therefore, Executive agrees that, during the Employment Period and for two years thereafter (the "Noncompete Period"), he shall not directly or indirectly own any interest in, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the businesses of the Company or its Subsidiaries, as such businesses exist or are in process on the date of the termination or expiration of the Employment Period, within any geographical area in which the Company or its Subsidiaries engage or have a demonstrable plan in effect prior to such termination to engage in such businesses. Nothing herein shall prohibit Executive from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as Executive has no active participation in the business of such corporation.

     (b) During the Noncompete Period, Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company or any Subsidiary to leave the employ of the Company or such Subsidiary, or in any way interfere with the relationship between the Company or any Subsidiary and any employee thereof, (ii) hire any person who was an employee of the Company or any Subsidiary at any time during the Employment Period or (iii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of the Company or any Subsidiary to cease doing business with the Company or such Subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any Subsidiary (including, without limitation, making any negative or disparaging statements or communications regarding the Company or its Subsidiaries).

     (c) Executive acknowledges that the restrictions contained in this paragraph 8 are reasonable.

     9. Enforcement. If, at the time of enforcement of paragraph 6, 7 or 8 of this Agreement, a court of competent jurisdiction holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area. Because Executive's services are unique and because Executive has access to Confidential Information and Work Product, the parties hereto agree that money damages would not be an adequate remedy for any breach of this Agreement. Therefore, in the event a breach or threatened breach of this Agreement, the Company or its successors or assigns, in addition to other rights and remedies existing in their favor, shall be entitled to specific performance and/or injunctive or other equitable relief from a court of competent jurisdiction in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security). In addition, in the event of an alleged breach or violation by Executive of paragraph 8, the Noncompete Period shall be tolled until such breach or violation has been duly cured.

     10. Executive's Representations. Executive hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by Executive do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which he is bound, (ii) Executive is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity, and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms. Executive hereby acknowledges and represents that he has consulted with independent legal counsel regarding his rights and obligations under this Agreement and that he fully understands the terms and conditions contained herein.

     11. Survival. Paragraphs 6 through 20, inclusive, shall survive and continue in full force in accordance with their terms notwithstanding any termination or expiration of the Employment Period.

     12. Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, sent by reputable overnight courier service or mailed by first class mail, return receipt requested, to the recipient at the address below indicated:

     Notices to Executive:

     Marvin A. Davis
     80 Seville Chase
     Atlanta, GA  30328

     with a copy to:

     McDermott, Will & Emery
     50 Rockefeller Plaza
     New York, New York 10020
     Attention: Joel E. Cohen


     Notices to the Company:

     Datamax Corporation
     4501 Parkway Commerce Boulevard
     Orlando, Florida  32808
     Attention: General Counsel
     with a copy to:

     Kirkland & Ellis
     200 East Randolph Drive
     Chicago, IL 60601
     Attention: Edward T. Swan
or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered, sent or mailed.

     13. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any action in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     14. Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

     15. No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

     16. Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

     17. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive, the Company and their respective heirs, successors and assigns, except that Executive may not assign his rights or delegate his duties or obligations hereunder without the prior written consent of the Company.

     18. Choice of Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Florida, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.

     19. Amendment and Waiver. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company (as approved by the Board) and Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

     20. Arbitration. Except with respect to disputes or claims under paragraphs 6, 7, 8 and 9 hereof (for which each party shall bear the cost of its own attorney's fees and expenses), each party hereto agrees that the arbitration procedure set forth in Exhibit A hereto shall be the sole and exclusive method for resolving any claim or dispute ("Claim") arising out of or relating to the rights and obligations acknowledged and agreed to in this Agreement, whether such Claim arose or the facts on which such Claim is based occurred prior to or after the effective date of adoption of this Agreement. The parties agree that the result of any arbitration hereunder shall be final, conclusive and binding on all of the parties. Nothing in this paragraph 20 shall prohibit a party hereto from instituting litigation to enforce any Final Determination (as defined in Exhibit A hereto). Each party hereto hereby irrevocably submits to the jurisdiction of any United States District Court or Florida state court of competent jurisdiction sitting in Orange County, Florida. Each party hereto irrevocably consents to service of process by registered mail or personal service and waives any objection on the grounds of personal jurisdiction, venue or inconvenience of the forum. Each party hereto further agrees that each other party hereto may initiate litigation in any court of competent jurisdiction to execute any judicial judgment enforcing a Final Determination.

                             *    *    *    *    *

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                   DATAMAX CORPORATION



                                   By   /s/ Carl E. Ring, Jr.
                                     ---------------------------------------

                                   Its    Chairman
                                      --------------------------------------



                                        /s/ Marvin A. Davis
                                       -------------------------------------
                                       MARVIN A. DAVIS

                                                                       EXHIBIT A

                             ARBITRATION PROCEDURE
                             ---------------------

     1. Notice of Claim. A party asserting a Claim (the "Claimant") shall deliver written notice to each party against whom the Claim is asserted (collectively, the "Opposing Party"), with a copy to the persons required to receive copies of notices under the Agreement (the "Additional Notice Parties"), specifying the nature of the Claim and requesting a meeting to resolve same.
The Additional Notice Parties shall be given reasonable notice of and invited and permitted to attend any such meeting. If final resolution of all matters with respect to the Claim is not reached within ten business days after delivery of such notice, the Claimant or the Opposing Party may, within 45 days after delivery of such notice, invoke the arbitration procedure provided herein by delivering to each Opposing Party and the Additional Notice Parties a Notice of Arbitration, which shall specify the Claim as to which arbitration is sought, the nature of the Claim, the basis for the Claim, and the nature and amount of any damages or other compensation or relief sought. Each party agrees that no punitive damages may be sought or recovered in any arbitration, judicial proceeding or otherwise. Failure to deliver a Notice of Arbitration within such 45 day period shall constitute a waiver of any right to relief for the matters asserted in the notice of claim. Any Claim shall be forever barred, and no relief may be sought therefor, if written notice of such Claim is not made as provided above within one year after the date such Claim accrues.

     2. Selection of Arbitrator. Within 20 business days after delivery of the Notice of Arbitration, the Executive and the Board shall meet and attempt to agree on an arbitrator to hear and decide the Claim. If the Executive and the Board cannot agree on an arbitrator within such 20-day period, they shall request the American Arbitration Association (the "AAA") to appoint an arbitrator experienced in the area of dispute who does not have an ongoing business relationship with any of the parties to the dispute. If the arbitrator selected informs the parties he cannot hear and resolve the Claim within the time periods specified below, the Executive and the Board shall request the appointment of another arbitrator by the AAA subject to the same requirements.

     3. Arbitration Procedure. The following procedures shall govern the conduct of any arbitration under this Agreement. All procedural matters relating to the conduct of the arbitration other than those specified below shall be discussed among counsel for the parties and the arbitrator. Subject to any agreement of the parties, the arbitrator shall determine all procedural matters not specified herein.

     (a) Within 30 days after the delivery of a Notice of Arbitration, each party shall provide the other, or its counsel, with reasonable access to documents relating directly to the issues raised in the Notice of Arbitration. All documents produced and all copies thereof shall be maintained as strictly confidential, shall be used for no purpose other than the arbitration hereunder and shall be returned to the producing party upon completion of the arbitration. There shall be no other discovery, except that if a reasonable need is shown, limited depositions may be allowed in the discretion of the arbitrator, it being the expressed intention and agreement of each party to have the arbitration proceedings conducted and resolved as expeditiously, economically and fairly as reasonably practicable and with the maximum degree of confidentiality.

     (b) All written communications regarding the proceeding sent to the arbitrator shall be delivered simultaneously to each party or its counsel, with a copy to the Additional Notice Parties. Oral communications between any of the parties or their counsel and the arbitrator shall be conducted only when all parties or their counsel are present and participating in the conversation.

     (c) Within 20 days after selection of the arbitrator, the Claimant shall submit to the arbitrator a copy of the Notice of Arbitration, along with a supporting memorandum and any exhibits or other documents supporting the Claim.

     (d) Within 20 days after delivery of the Claimant's submission, the Opposing Party shall submit to the arbitrator a memorandum supporting its position and any exhibits or other supporting documents. If the Opposing Party fails to respond to any of the issues raised by the Claimant within 20 days after delivery of the Claimant's submission, then the arbitrator may find for the Claimant on any such issue and bar any subsequent consideration of the matter.

     (e) Within 20 days after delivery of the Opposing Party's response, the Claimant may submit to the arbitrator a reply to the Opposing Party's response, or notification that no reply is forthcoming.

     (f) Within 10 days after the latest submission as provided above, the arbitrator shall notify the parties and the Additional Notice Parties of the date of the hearing on the issues raised by the Claim. Scheduling of the hearing shall be within the sole discretion of the arbitrator, but in no event more than 30 days after the last submission by the parties and shall take place within 75 miles of the corporate headquarters of the Company at a place selected by the arbitrator or such other place as is mutually agreed by the parties.
Both parties shall be granted substantially equal time to present evidence at the hearing. The hearing shall not exceed one business day, except for good cause shown.

     (g) Within 30 days after the conclusion of the hearing, the arbitrator shall issue a written decision to be delivered to both parties and the Additional Notice Parties (the "Final Determination"). The Final Determination shall address each issue disputed by the parties, state the arbitrator's findings and reasons therefor and state the nature and amount of any damages, compensa tion or other relief awarded.

     (h) The award rendered by the arbitrator shall be final and non-appealable and judgment may be entered upon it in accordance with applicable law in such court as has jurisdiction thereof.

     4. Costs of Arbitration. As part of the Final Determination, the arbitrator shall determine the allocation of the costs and expenses of the arbitration, including the arbitrator's fee and both parties' attorneys' fees and expenses, based upon the extent to which each party prevailed in the

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arbitration.  In the event that any relief which is awarded is non-monetary, then such costs and expenses shall be allocated in any manner as may be determined by the arbitrator.

     5. Satisfaction of Award. If any party fails to pay the amount of the award, if any, assessed against it within 30 days after the delivery to such party of the Final Determination, the unpaid amount shall bear interest from the date of such delivery at the lesser of (i) prime lending rate announced by Citibank N.A. plus three hundred basis points and (ii) the maximum rate permitted by applicable usury laws. In addition, such party shall promptly reimburse the other party for any and all costs or expenses of any nature or kind whatsoever (including attorneys' fees) reasonably incurred in seeking to collect such award or to enforce any Final Determination.

     6. Confidentiality of Proceedings. The parties hereto agree that all of the arbitra tion proceedings provided for herein (including any notice of claim, the Notice of Arbitration, the submissions of the parties, and the Final Determination issued by the arbitrator) shall be confidential and shall not be disclosed at any time to any person other than the parties, their representatives, the arbitrator and the Additional Notice Parties; provided that this provision shall not prevent the party prevailing in the arbitration from submitting the Final Determination to a court for the purpose of enforcing the award, subject to comparable confidentiality protections if the court agrees; and further provided that the foregoing shall not prohibit disclosure to the minimum extent reasonably necessary to comply with (i) applicable law (or requirement having the force of law), court order, judgment or decree, including, without limitation, disclosures which may be required pursuant to applicable securities laws, and (ii) the terms of contractual arrangements (such as financing arrangements) to which the Company or any Additional Notice Party may be subject so long as such contractual arrangements were not entered into for the primary purpose of permitting disclosure which would otherwise be prohibited hereunder.